UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 — TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2006, The Master Transaction Agreement, dated September 7, 2005, among The Bear Stearns Companies Inc. (“Bear Stearns”), CalBear Energy LP, an indirect wholly owned subsidiary of Bear Stearns (“CalBear”), Calpine Corporation (“Calpine”) and Calpine’s indirect, wholly owned subsidiaries Calpine Energy Services, L.P. (“CES”) and Calpine Merchant Services Company, Inc. (“CMSC”) was terminated. Under the Master Transaction Agreement, CalBear and Bear Stearns were entitled to terminate the Master Transaction Agreement upon certain events of default by Calpine, CES or CMSC, including a bankruptcy filing by one or more of them. Calpine and CES filed voluntary petitions for reorganization in the United States Bankruptcy Court for the Southern District of New York on December 20, 2005.

As a result of the termination of the Master Transaction Agreement, the related agreements entered into thereunder were also terminated, including (i) the Agency and Services Agreement by and among CMSC and CalBear, pursuant to which CMSC acted as CalBear’s exclusive agent for gas and power trading, (ii) the Trading Master Agreement among CES, CMSC and CalBear, pursuant to which CalBear had executed credit enhancement trades on behalf of CES and (iii) the ISDA Master Agreement, Schedule, and applicable annexes between CES and CalBear to effectuate the credit enhancement trades. As a result of the termination of the Master Trading Agreement and related agreements, CMSC has the obligation to liquidate all trading positions of CalBear and terminate all transactions done in the name of CalBear, except as otherwise approved by CalBear. Bear Stearns may, at its option, take over such liquidation from CMSC. In addition, Calpine will be required to specify a price at which Bear Stearns may elect to purchase all of the third party master agreements entered into by CMSC in connection with the CalBear relationship after liquidation or may require CMSC to purchase them.

A summary of material terms of the Master Transaction Agreement was included in Item 1.01 of Calpine’s Current Report on Form 8-K dated September 7, 2005, and filed with the SEC on September 13, 2005, and is incorporated by reference herein. Such summary does not purport to be complete and is qualified in its entirety by reference to the Master Transaction Agreement, a copy of which is incorporated by reference as Exhibit 10.1 hereto.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.
10.1

Master Transaction Agreement, dated September 7, 2005, among Calpine Corporation, Calpine Energy Services, L.P., The Bear Stearns Companies Inc., and such other parties as may become party thereto from time to time. (Incorporated by reference to Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the SEC on November 9, 2005. Approximately two pages of this Exhibit 10.1 were omitted pursuant to a request for confidential treatment. The omitted language has been filed separately with the SEC.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CONSTRUCTION FINANCE COMPANY, L.P.

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: April 5, 2006

EXHIBIT INDEX

Exhibit	Description

10.1

Master Transaction Agreement, dated September 7, 2005, among Calpine Corporation, Calpine Energy Services, L.P., The Bear Stearns Companies Inc., and such other parties as may become party thereto from time to time. (Incorporated by reference to Calpine Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed with the SEC on November 9, 2005. Approximately two pages of this Exhibit 10.1 were omitted pursuant to a request for confidential treatment. The omitted language has been filed separately with the SEC.)